 19

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022 (May 18, 2022)

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 837-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 18, 2022, Smith Micro Software, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gail Redmond, the Company’s former Senior Vice President, Sales Worldwide, who, as previously reported, resigned from her employment with the Company on May 2, 2022 (the “Separation Date”).  The Separation Agreement provides for a customary general release of claims and the following separation benefits (the “Separation Benefits”): (a) a cash payment in the amount of $99,615, less applicable withholdings and deductions; (b) subject to timely election, payment of COBRA premiums for a period of 4 months; and (c) acceleration and vesting of the outstanding restricted stock awards previously granted to Ms. Redmond under the Company’s 2015 Omnibus Equity Incentive Plan, which were unvested as of the Separation Date.

To be entitled to the Separation Benefits, Ms. Redmond must: (a) not revoke the Separation Agreement within the seven (7) day revocation period following the date she signed it; and (b) comply with her obligations under the Separation Agreement.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: May 19, 2022	By:	/s/ James M. Kempton
James M. Kempton
Chief Financial Officer